                                                                   Exhibit 10.43



                           LOAN MODIFICATION AGREEMENT


         This Loan Modification Agreement ("this Agreement") is made as of March 9, 1998 between Genome Therapeutics Corp., a Massachusetts corporation (the "Borrower"), and Fleet National Bank (the "Bank"). For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank act and agree as follows:

         1. Reference is made to: (i) that certain letter agreement dated February 28, 1997 (the "Letter Agreement") between the Borrower and the Bank;
(ii) that certain $6,000,000 face principal amount term promissory note dated February 28, 1997 (the "1997 Term Note") made by the Borrower and payable to the order of the Bank; (iii) that certain Security Agreement (Equipment) dated February 28, 1997 (the "Equipment Security Agreement") given by the Borrower to the Bank; and (iv) that certain $4,300,000 face principal amount term promissory note of even date herewith (the "1998 Term Note") made by the Borrower and payable to the order of the Bank. The Letter Agreement, the Equipment Security Agreement, the 1997 Term Note and the 1998 Term Note are hereinafter collectively referred to as the "Financing Documents".

         2. The Letter Agreement is hereby amended, effective as of the date hereof:

         a. By deleting from clause (i) of Section 1.1 of the Letter Agreement the words "(the `Term Note')" and by substituting in their stead the following:

                  "(the `1997 Term Note')"

         b. By deleting the word "and" appearing at the end of clause (i) of Section 1.1 of the Loan Agreement and by substituting a comma in its stead.

         c. By deleting the period at the end of Section 1.1 of the Letter Agreement and by substituting in its stead the following:

                  ", and (iii) that certain $4,300,000 face principal amount term note (the `1998 Term Note') dated March 9, 1998 made by the Borrower and payable to the order of the Bank."

         d. By deleting in its entirety the caption of Section 1.2 of the Letter Agreement and by substituting in its stead the following:

                  "1997 TERM LOANS; 1997 TERM NOTE."

         e. By deleting from the first sentence of Section 1.2 of the Letter Agreement the words "(the `Term Loans')" and by substituting in their stead the following:

                  "(the `1997 Term Loans')"

         f. By modifying Sections 1.2, 1.3, 1.4 and 1.5 of the Letter Agreement so that: (i) all references therein to the "Term Note" will be deemed to refer to the 1997 Term Note, and (ii) all references therein to "Term Loans" or to any "Term Loan" will be deemed to refer to any one or more of the 1997 Term Loans (the definition of "1997 Term Loans" having been inserted by paragraph e above). Further, all references in Sections 1.4 and 1.5 of the Letter Agreement to any "COF Loan" will be deemed to refer to a 1997 Term Loan which is a COF Loan, all references in said Sections to any "LIBOR Loan" will be deemed to refer to a 1997 Term Loan which is a LIBOR Loan, and all references in said Sections to a "Floating Rate Loan" will be deemed to refer to a 1997 Term Loan which is a Floating Rate Loan.

         g. By deleting in its entirety the caption to Section 1.3 of the Letter Agreement and by substituting in its stead the following:

                  "PRINCIPAL REPAYMENT OF 1997 TERM LOANS."

         h. By inserting at the end of the fourth sentence of Section 1.3 of the Letter Agreement immediately after the words "the date of payment", the following:

                  "and the payment, if any, due under Section 1.7"

         i. By deleting in its entirety the caption to Section 1.4 of the Letter Agreement and by substituting in its stead the following:

                  "INTEREST RATE FOR 1997 TERM LOANS."

         j. By deleting from the first sentence of Section 1.4 of the Letter Agreement the words "(the `Floating Rate')".

         k.       By deleting from the third sentence of the first paragraph of
Section 1.4 of the Letter Agreement the words "(a `Fixed Rate Borrowing Notice')" and by substituting in their stead the following:

                  "(hereinafter, in this Section 1.4, a `Fixed Rate Borrowing Notice')"

         l. By deleting from the second sentence of the second paragraph of Section 1.4 of the Letter Agreement the words "(the `Fixed Rate Period')" and by substituting in their stead the following:

                  "(hereinafter, in this Section 1.4, a `Fixed Rate Period')"

         m. By inserting into the twelfth sentence of the second paragraph of Section 1.4 of the Letter Agreement, immediately after the words "Floating Rate", the following:

                  "applicable to the 1997 Term Loans"




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         n.       By deleting in its entirety the fifth sentence of Section 1.5 of the Letter Agreement and by substituting in its stead the following:

                  "Interest on any 1997 Term Loans which are Floating Rate Loans will be payable at the applicable Floating Rate (being that rate described in the first sentence of Section 1.4)."

         o.       By inserting into the Letter Agreement, immediately after
Section 1.5 thereof, the following:

                  "1.5A. 1998 TERM LOANS; 1998 TERM NOTE. In addition to the foregoing, the Bank may make one or more loans (the `1998 Term Loans') to the Borrower in an aggregate amount up to $4,300,000. A 1998 Term Loan shall be made, no more than once per month (except that more than one 1998 Term Loan may be made in any month provided that each additional 1998 Term Loan in any one month is an amount of at least $500,000), in order to finance costs of Qualifying Equipment acquired by the Borrower within the 120 days preceding the request for such 1998 Term Loan, each such 1998 Term Loan to be in such amount as may be requested by the Borrower; provided that (i) no 1998 Term Loan will be made after March 25, 1999; (ii) the aggregate original principal amounts of all 1998 Term Loans will not exceed $4,300,000; and (iii) no 1998 Term Loan will be in an amount more than 100% of the Invoice Value of the Qualifying Equipment with respect to which such 1998 Term Loan is made. As used herein the `Invoice Value' of equipment supporting any 1998 Term Loan means invoiced actual costs of the tangible property constituting the items of Qualifying Equipment with respect to which such 1998 Term Loan is made (excluding taxes, shipping, prepackaged software, installation charges, training fees and other `soft costs'; except that software needed to operate purchased equipment (not including `shrink-wrapped' software) may be included within Qualifying Equipment up to an aggregate dollar amount of $250,000). Prior to the making of each 1998 Term Loan, and as a precondition thereto, the Borrower will provide the Bank with: (i) invoices supporting the costs of the relevant Qualifying Equipment;
                  (ii) such evidence as the Bank may reasonably require showing that the Qualifying Equipment has been delivered to and installed at the Borrower's Waltham, MA premises, has become fully operational, has been paid for by the Borrower and is owned by the Borrower free of all liens and interests of any other Person (other than the security interest of the Bank pursuant to the Security Agreement); (iii) Uniform Commercial Code financing statements reflecting the relevant




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                  Qualifying Equipment with respect to which such 1998 Term Loan is being made and an appropriate supplement to the Security Agreement adding the relevant Qualifying Equipment to the description of Collateral; and (iv) evidence satisfactory to the Bank that the Qualifying Equipment is fully insured against casualty loss, with insurance naming the Bank as secured party and first loss payee. The 1998 Term Loans will be evidenced by the 1998 Term Note. Interest on the 1998 Term Loans shall be payable at the times and at the rate provided for in the 1998 Term Note. Overdue principal of any 1998 Term Loan and, to the extent permitted by law, overdue interest shall bear interest at a fluctuating rate per annum which at all times shall be equal to the sum of (i) four (4%) percent per annum plus (ii) the per annum rate otherwise payable under the 1998 Term Note (but in no event in excess of the maximum rate from time to time permitted by then applicable law), compounded monthly and payable on demand. The Borrower hereby irrevocably authorizes the Bank to make or cause to be made, on a schedule attached to the 1998 Term Note or on the books of the Bank, at or following the time of making each 1998 Term Loan and of receiving any payment of principal, an appropriate notation reflecting such transaction and the then aggregate unpaid principal balance of the 1998 Term Loans. The amount so noted shall constitute presumptive evidence as to the amount owed by the Borrower with respect to principal of the 1998
                  Term Loans. Failure of the Bank to make any such notation shall not, however, affect any obligation of the Borrower or any right of the Bank hereunder or under the 1998 Term Note.

                  1.5B. PRINCIPAL REPAYMENTS OF 1998 TERM LOANS. The Borrower shall repay principal of the 1998 Term Loans in 16 equal consecutive quarterly installments, commencing on March 31, 1999 and continuing on the last Business Day of each calendar quarter thereafter. Each such quarterly installment of principal shall be in an amount equal to 1/16th of the aggregate principal amounts of all 1998 Term Loans outstanding at the close of business on March 25, 1999. In any event, the then outstanding principal balance of each 1998 Term Loan and all interest then accrued but unpaid thereon shall be due and payable in full on December 31, 2002. The Borrower may repay, at any time or from time to time, without premium or penalty, the whole or any portion of any 1998 Term Loan; provided that each such principal prepayment shall be accompanied by a payment of all interest under the 1998 Term Note accrued but unpaid to the date of payment and the payment, if any, due under Section 1.7. Any partial prepayment of principal of the 1998 Term Loans will be applied to installments of principal of the



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

                  1998 Term Loans thereafter coming due, being applied in inverse order of normal maturity. Amounts repaid or prepaid with respect to the 1998 Term Loans are not available for reborrowing.

                  1.5C. INTEREST RATE. Except as otherwise provided below in this ss.1.5C, interest on the 1998 Term Loans will be payable at a fluctuating rate per annum which shall at all times be equal to the Prime Rate as in effect from time to time (but in no event in excess of the maximum rate permitted by then applicable law), with a change in such rate of interest to become effective on each day when a change in the Prime Rate becomes effective. Subject to the conditions set forth herein, the Borrower may elect that all or any portion of any 1998 Term Loan to be made under ss.1.5A will be made as a LIBOR Loan, that all or any portion of any 1998 Term Loan which is a Floating Rate Loan (but not any COF Loan) will be converted to a LIBOR Loan and/or that any 1998 Term Loan which is a LIBOR Loan will be continued at the expiration of the Interest Period applicable thereto as a new LIBOR Loan. Such election shall be made by the Borrower giving to the Bank a written or telephonic notice received by the Bank within the time period and containing the information described in the next following sentence (hereinafter, in this ss.1.5C, a "Fixed Rate Borrowing Notice"). The Fixed Rate Borrowing Notice must be received by the Bank no later than 10:00 a.m. (Boston time) on that day which is two Business Days prior to the date of the proposed borrowing, conversion or continuation, as the case may be, and must specify the amount of the LIBOR Loan requested (which shall be $500,000 or an integral multiple thereof), must identify the particular 1998 Term Loan or Loans so to be made, converted or continued, as the case may be, and must specify the proposed commencement date of the relevant Interest Period. Notwithstanding anything provided elsewhere in this letter agreement, the Borrower may not elect to have any installment of a 1998 Term Loan included in a LIBOR Loan if the Interest Period applicable thereto would continue after the due date of such installment. Any Fixed Rate Borrowing Notice shall, upon receipt by the Bank, become irrevocable and binding on the Borrower, and the Borrower shall, upon demand and receipt of a Bank Certificate with respect thereto, forthwith indemnify the Bank against any loss or expense incurred by the Bank as a result of any failure by the Borrower to obtain or maintain any requested 1998 Term Loan which is a LIBOR Loan, including, without limitation, any loss or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by the Bank to fund or maintain such LIBOR Loan. At the expiration of each Interest Period applicable to a 1998 Term Loan which is a LIBOR

                  Loan, the principal amount of such 1998 Term Loan which is a LIBOR Loan may be continued as a new LIBOR Loan to the extent and on the terms and conditions contained in this letter agreement by delivery to the Bank of a new Fixed Rate Borrowing Notice conforming to the requirements set forth above in this ss.1.5C (and any 1998 Term Loan which is a LIBOR Loan not repaid and not so continued as a new LIBOR Loan will be deemed (subject to the provisions of the next following paragraph) to have been converted into a Floating Rate Loan). Notwithstanding any other provision of this letter agreement, the Bank need not make any 1998 Term Loan as a LIBOR Loan or allow any conversion of a 1998 Term Loan which is a Floating Rate Loan to a LIBOR Loan at any time when there exists any Default or Event of Default.

                  On each of March 31, 1998, June 30, 1998, September 30, 1998, December 31, 1998 and March 25, 1999, the Borrower may convert to a COF Loan all (but not less than all) of the 1998 Term Loans then outstanding and not already subject to a COF Interest Rate; however, notwithstanding the foregoing, no more than four (4) 1998 Terms Loans which are COF Loans may be outstanding at one time. If the Borrower desires such conversion to a COF Loan, it will notify the Bank of same not less than two Business Days prior to the proposed conversion and will request that the Bank offer with respect to such 1998 Term Loans a rate of interest which shall be fixed (subject to adjustment as provided in this letter agreement) for the period commencing on the date of such conversion and ending on the final maturity date applicable to such 1998 Term Loans (hereinafter, in this ss.1.5C, a "Fixed Rate Period"). Following such request for a fixed rate, the Bank will endeavor to offer a proposed COF Interest Rate at a rate determined as provided below and under conditions determined by the Bank in its sole discretion. The Borrower may elect to accept such offer in the manner and within the time period specified in such offer. Any such election shall be irrevocable on the part of the Borrower. Upon such election, the interest rate payable with respect to the outstanding 1998 Term Loans shall be fixed (subject to adjustment as provided in this letter agreement) for the Fixed Rate Period and at the rate communicated by the Bank as its proposed COF Interest Rate. Any proposed COF Interest Rate offered under this Section will be a rate per annum equal to the sum of (i) 1.75% per annum PLUS (ii) the COF Rate for the applicable Fixed Rate Period (expressed as a per annum rate); provided, however, that the COF Interest Rate shall in no event exceed the maximum rate permitted by applicable law. The COF Rate shall be determined by the Bank in its discretion for the purposes of any proposed COF Interest Rate offered under this

                  Section. The Bank may base the COF Rate for the purpose of computing the proposed COF Interest Rate on any (or any combination of) recognized sources of available funding for transactions of this type, including, but not limited to, the interbank market, the domestic and European certificate of deposit market and sales of commercial paper. The COF Rate for purposes of this computation shall in any event include adjustments for the costs of maintaining reserves, insurance (including, without limitation, assessments by the FDIC), taxes, hedging and other costs which may be incurred by the Bank with respect to the applicable source or sources of funding, all as determined by the Bank in its discretion. The source or sources of funding utilized for the computation of the proposed rate shall be selected by the Bank at its sole discretion for offering to the Borrower, and the Borrower shall not have any claim against the Bank with respect to computation of any proposed COF Interest Rate. If the Borrower is dissatisfied with any proposed COF Interest Rate, the Borrower's sole remedy with respect thereto shall be not to accept such proposed COF Interest Rate within the applicable time period, and thus to cause interest on the 1998 Term Loans to be payable at the Floating Rate applicable to the 1998 Term Loans (subject to the Borrower's ability set forth elsewhere herein to obtain LIBOR Loans). Notwithstanding the foregoing provisions hereof, the Bank need not offer a proposed COF Interest Rate for any period of time with respect to which the Bank, in its sole discretion, determines that there are no recognized sources of funding available to it for such time period or principal amount or that the cost of funds with respect thereto would be unreasonably high or if there then exists any Default or Event of Default. Further, the Borrower may not convert into a COF Loan any 1998 Term Loan which is a LIBOR Loan prior to the end of the Interest Period applicable to such LIBOR Loan.

                  Any request for a 1998 Term Loan which is a Fixed Rate Loan and any election to convert all or any portion of the 1998 Term Loans to a Fixed Rate Loan may be made on behalf of the Borrower only by a duly authorized officer; provided, however, that the Bank may conclusively rely upon any written or facsimile communication received from any individual whom the Bank believes in good faith to be such a duly authorized officer.

                  1.5D. INTEREST PAYMENTS. The Borrower will pay interest on the principal amount of the 1998 Term Loans outstanding from time to time, from the date hereof until payment of the 1998 Term Loans and the 1998 Term Note in full and the termination of this letter agreement. Interest on each 1998 Term Loan which is a Floating

                  Rate Loan or a COF Loan will be payable monthly in arrears on the first day of each month. Interest on each 1998 Term Loan which is a LIBOR Loan will be paid in arrears on the applicable Interest Payment Date. In any event, interest shall also be paid on the date of payment of the 1998 Term Loans in full. Interest on each 1998 Term Loan which is a Floating Rate Loan shall be payable at the Floating Rate applicable to the 1998 Term Loans. The rate of interest payable on any 1998 Term Loan which is a LIBOR Loan will be the Eurodollar Interest Rate applicable thereto. Interest on any 1998 Term Loan which is a COF Loan will be payable at the COF Interest Rate applicable thereto. In any event, overdue principal of any 1998 Term Loan and, to the extent permitted by law, overdue interest on any 1998 Term Loan shall bear interest at a rate per annum which at all times shall be equal to the sum of (i) four (4%) percent per annum PLUS (ii) the rate otherwise applicable to such overdue principal (or to the principal amount as to which such interest is overdue) under the 1998 Term Note, payable on demand. All interest payable hereunder and/or under the 1998 Term Note will be calculated on the basis of a 360-day year for the actual number of days elapsed.

         p. By deleting from Section 1.7 of the Letter Agreement the words "the Term Note" and by substituting in their stead the following:

                  "any Term Note"

         q. By deleting from Section 1.8 of the Letter Agreement the words "the Term Note" (in each place where same appears) and by substituting in their stead (in each such place) the following:

                  "any Term Note"

         r.       By deleting from the second and third paragraphs of Section
1.10 the words "the Term Note" (in each place where same appears) and by substituting in their stead (in each such place) the following:

                  "any Term Note"

         s.       By deleting from the third sentence of the third paragraph of
Section 1.10 of the Letter Agreement, the words "75 State Street, Boston, MA 02109" and by substituting in their stead the following:

                  "One Federal Street, Boston, MA 02110"




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
         t. By deleting from clause (i) of Section 4.1 of the Letter Agreement the words "the Term Note" and by substituting in their stead the following:

                  "any Term Note"

         u. By deleting from clause (a) of Section 5.1 of the Letter Agreement the words "the Term Note" and by substituting in their stead the following:

                  "any Term Note"

         v. By deleting from clause (a) of Section 5.2 of the Letter Agreement the words "of the Term Note" and by substituting in their stead the following:

                  "of each Term Note"

         w.       By inserting into clause (b) of Section 5.2 of the Letter

Agreement, immediately after the words "arrangements for", the following:

                  "any"

         x. By deleting from clause (c) of Section 5.2 of the Letter Agreement the words "under the Term Note" and by substituting in their stead the following:

                  "under the 1997 Term Note, under the 1998 Term Note"

         y. By deleting from Section 6.1 of the Letter Agreement, in each of the four places where same appear, the words "the Term Note" and by substituting in their stead the following:

                  "any Term Note"

         z. By deleting from Section 6.3 of the Letter Agreement the words "and the Term Note" and by substituting in their stead the following:

                  ", the 1997 Term Note and the 1998 Term Note"

         aa.      By deleting from Section 6.4 of the Letter Agreement the words
"75 State Street, Boston, MA 02109" and by substituting in their stead the following:

                  "One Federal Street, Boston, MA 02110"

         bb.      By deleting from the third sentence of Section 6.5 of the
Letter Agreement the words "the Term Loans and/or the Term Note" and by substituting in their stead the following:

                  "the 1997 Term Loans, the 1998 Term Loans, the 1997 Term Note
                  and/or the 1998 Term Note"
         cc.      By deleting from the first sentence of Section 6.6 of the
Letter Agreement the words "and/or the Term Note" and by substituting in their stead the following:

                  "the 1997 Term Note and/or the 1998 Term Note"

         dd.      By inserting into Section 7.1 of the Letter Agreement,
immediately before the definition of "Bank Certificate", the following:

                  "`Applicable Eurodollar Margin' - For all 1997 Term Loans, the Applicable Eurodollar Margin is 2.0. For all 1998 Term Loans, the Applicable Eurodollar Margin is 1.75."

         ee.      By deleting from the first sentence of the definition of "Bank
Certificate" appearing in Section 7.1 of the Letter Agreement the words ss.1.4, ss.1.7, ss.1.8 or ss.6.1" and by substituting in their stead the following:

                  "ss.1.4, ss.1.5C, ss.1.7, ss.1.8 or ss.6.1"

         ff.      By inserting into each of the definitions of "COF Interest
Rate" and "COF Rate" appearing in Section 7.1 of the Letter Agreement, immediately after the reference "ss.1.4", the following:

                  "`or the second sentence of ss.1.5C, as applicable"

         gg.      By deleting the words "Term Loans" from the definition of "COF
Interest Rate" appearing in Section 7.1 of the Letter Agreement and by substituting in their stead the following:

                  "`1997 Term Loans and 1998 Term Loans"

         hh.      By deleting from the definition of "Eurodollar Interest Rate"
appearing in Section 7.1 of the Letter Agreement the number "2.0" and by substituting in its stead the following:

                  "the Applicable Eurodollar Margin"

         ii. By deleting in its entirety the definition of "Floating Rate" appearing in Section 7.1 of the Letter Agreement and by substituting in its stead the following:

                  "`Floating Rate' - With respect to the 1997 Term Loans, the fluctuating rate per annum described in the first sentence of ss.1.4; and with respect to the 1998 Term Loans, the fluctuating rate per annum described in the first sentence of ss.1.5C."

         jj.      By deleting from the definition of "Loan Documents" appearing in Section 7.1 of the Letter Agreement the words "the Term Note" and by substituting in their stead the following:

                  "the 1997 Term Note, the 1998 Term Note"

         kk.      By inserting into Section 7.1 of the Letter Agreement,
immediately after the definition of "Net Quick Assets", the following:

                  "`1997 Term Loan' - As defined in ss.1.2.

                  `1998 Term Loan' - As defined in ss.1.5A.

                  `1997 Term Note' - As defined in ss.1.1.

                  `1998 Term Note' - As defined in ss.1.1."

         ll.      By deleting in its entirety the definition of "Prime Rate"
appearing in Section 7.1 of the Letter Agreement and by substituting in its stead the following:

                  "`Prime Rate' - The variable rate of interest per annum designated by the Bank from time to time as its prime rate, it being understood that such rate is merely a reference rate and does not necessarily represent the lowest or best rate being charged to any customer."

         mm.      By inserting into the parenthetical contained in the first sentence of the definition of "Qualifying Equipment" appearing in Section 7.1 of the Letter Agreement, immediately after the words "prepackaged software", the following:

                  ", it being agreed, however, that the Borrower may include within Qualifying Equipment, as to the 1998 Term Loans only, costs of software (not including `shrink-wrapped' software) needed to operate purchased equipment up to an aggregate dollar amount of $250,000"

         nn.      By deleting from the definition of "Qualifying Equipment"
appearing in Section 7.1 of the Letter Agreement the words "after October 1, 1996" and by substituting in their stead the following:

                  "after October 1, 1996, with respect to 1997 Term Loans, and after October 1, 1997, with respect to 1998 Term Loans,"

         oo.      By inserting into Section 7.1 of the Letter Agreement,
immediately after the definition of "Tangible Net Worth", the following:

                  "`Term Loans' - Collectively, the 1997 Term Loans and the 1998 Term Loans.

                  `Term Notes' - Collectively, the 1997 Term Note and the 1998 Term Note."

         3. The Security Agreement is hereby amended, effective as of the date hereof:

         a. By deleting in its entirety the second WHEREAS clause of the Security Agreement and by substituting in its stead the following:

                  "WHEREAS, the Term Loans are evidenced by the Debtor's $6,000,000 face principal amount promissory note dated February 28, 1997 (the `1997 Term Note') payable to the order of the Secured Party and by the Debtor's $4,300,000 face principal amount promissory note of even date herewith (the `1998 Term Note'); and"

         b. By deleting the words "the Term Note" in the definition of "Loan Documents" in Section 1 of the Security Agreement and by substituting in their stead the following:

                  "the 1997 Term Note, the 1998 Term Note"

         c. By deleting the words "the Term Note" in the third paragraph of Section 8(c) of the Security Agreement and by substituting in their stead the following:

                  "the Term Notes"

         d. By adding to Exhibit A to the Security Agreement (without deleting anything heretofore appearing on such exhibit) the equipment described in Exhibit A attached to this Agreement. As a result of the foregoing, each of the items listed on Exhibit A to the Agreement will be deemed to be included in the "Collateral" (as defined in the Security Agreement). The Borrower will execute and deliver all such UCC-1 financing statements as the Bank may reasonably request in order to perfect its security interest in all of the Collateral.

         4. The Bank and the Borrower acknowledge that the "Term Loans" described in the 1997 Term Note are the 1997 Term Loans and that the first sentence of the seventeenth grammatical paragraph of the text of the 1997 Note is deemed amended to read as follows:

                  "This note is the 1997 Term Note referred to in the Letter Agreement."

         5. Wherever in any Financing Document, or in any certificate or opinion to be delivered in connection therewith, reference is made to a "letter agreement" or to the "Letter Agreement", from and after the date hereof same will be deemed to refer to the Letter Agreement, as hereby amended. Whenever in any Financing Document, or in any certificate or opinion to be delivered in connection therewith, reference is made to a "Security Agreement", from and after the date hereof same will be deemed to refer to the Security Agreement, as hereby amended.

         6. Simultaneously with the execution and delivery of this Agreement, the Borrower is executing and delivering to the Bank the 1998 Term Note. The 1998 Term Note is a $4,300,000 face amount promissory note of the Borrower, substantially in the form of Exhibit 1 hereto.

         7. In consideration of the amendments set forth above and the establishment of the loan facilities described above, the Borrower is paying to the Bank at the date of this Agreement a $10,000 facility fee. This facility fee is non-refundable and is not to be reduced by nor applied against any interest, fees, charges or other amounts now or thereafter paid or payable by the Borrower under or in connection with the Letter Agreement and/or any promissory note now or hereafter issued under the Letter Agreement.

         8. In order to induce the Bank to enter into this Agreement, the Borrower further represents and warrants as follows:

         a. The execution, delivery and performance of this Agreement and the 1998 Term Note have been duly authorized by the Borrower by all necessary corporate and other action, will not require the consent of any third party and will not conflict with, violate the provisions of, or cause a default or constitute an event which, with the passage of time or the giving of notice or both, could cause a default on the part of the Borrower under its charter documents or by-laws or under any contract, agreement, law, rule, order, ordinance, franchise, instrument or other document, or result in the imposition of any lien or encumbrance (except in favor of the Bank) on any property or assets of the Borrower.

         b. The Borrower has duly executed and delivered each of this Agreement and the 1998 Term Note.

         c. Each of this Agreement and the 1998 Term Note is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms.

         d. The statements, representations and warranties made in the Letter Agreement and/or in the Security Agreement continue to be correct as of the date hereof; except as amended, updated and/or supplemented by the attached Supplemental Disclosure Schedule.

         e. The covenants and agreements of the Borrower contained in the Letter Agreement and/or in the Security Agreement have been complied with on and as of the date hereof.

         f. No event which constitutes or which, with notice or lapse of time, or both, could constitute, an Event of Default (as defined in the Letter Agreement) has occurred and is continuing.

         g. No material adverse change has occurred in the financial condition of the Borrower from that disclosed in the annual consolidated financial statements of the Borrower as at December 31, 1996, heretofore furnished to the Bank.

         9. Except as expressly affected hereby, the Letter Agreement and each of the other Financing Documents remains in full force and effect as heretofore.

         10. Nothing contained herein will be deemed to constitute a waiver or a release of any provision of any of the Financing Documents. Nothing contained herein will in any event be deemed to constitute an agreement to give a waiver or release or to agree to any amendment or modification of any provision of any of the Financing Documents on any other or future occasion.

         Executed, as an instrument under seal, as of the day and year first above written.



                                        GENOME THERAPEUTICS CORP.



                                        By: /s/ Fenel M. Eloi
                                            ----------------------------------
                                            Name: Fenel M. Eloi
                                            Title: Senior VP, Treasurer, CFO



Accepted and agreed:
FLEET NATIONAL BANK


By: /s/ Kimberly A. Martone
    -------------------------------
    Name: Kimberly A. Martone
    Title: Vice President

                        SUPPLEMENTAL DISCLOSURE SCHEDULE


                          [To be provided by Borrower]

                                 PROMISSORY NOTE


$4,300,000.00                                             Boston, Massachusetts
                                                                  March 9, 1998


         FOR VALUE RECEIVED, the undersigned Genome Therapeutics Corp., a Massachusetts corporation (the "Borrower") hereby promises to pay to the order of FLEET NATIONAL BANK (the "Bank") the principal amount of Four Million Three Hundred Thousand and 00/100 ($4,300,000.00) Dollars or such portion thereof as may be advanced by the Bank pursuant to ss.1.5A of that certain letter agreement dated as of February 28, 1997 between the Bank and the Borrower, as amended (as so amended, the "Letter Agreement") and remains outstanding from time to time hereunder ("Principal"), with interest, at the rate provided in the Letter Agreement, on the daily balance of all unpaid Principal, from the date hereof until payment in full of all Principal and interest hereunder.

         Interest on all unpaid Principal shall be due and payable monthly in arrears, on the first day of each month, commencing on the first such date after the advance of any Principal and continuing on the first day of each month thereafter and on the date of payment of this note in full, at a fluctuating rate per annum (computed on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed) which shall at all times be equal to the Prime Rate, as in effect from time to time (but in no event in excess of the maximum rate permitted by then applicable law), with a change in the aforesaid rate of interest to become effective on the same day on which any change in the Prime Rate is effective; provided, however, that (A) if a Eurodollar Interest Rate (as defined in the Letter Agreement) shall have become applicable to all or any portion of the outstanding Principal for any Interest Period (as defined in the Letter Agreement), then interest on such Principal or portion thereof shall accrue at said applicable Eurodollar Interest Rate for such Interest Period and shall be payable on the Interest Payment Date (as defined in the Letter Agreement) applicable to such Interest Period, and (B) if a COF Interest Rate (as defined in the Letter Agreement) shall have become applicable to all or any portion of the outstanding Principal, then interest on such Principal or portion thereof shall accrue at said COF Interest Rate and shall be paid on the first day of each month. Overdue Principal and, to the extent permitted by law, overdue interest shall bear interest at a fluctuating rate per annum which at all times shall be equal to the sum of (i) four (4%) percent per annum PLUS (ii) the per annum rate otherwise payable under this note with respect to the Principal which is overdue (or as to which such interest is overdue) (but in no event in excess of the maximum rate permitted by then applicable law), compounded monthly and payable on demand. As used herein, "Prime Rate" means the variable rate of interest per annum designated by the Bank from time to time as its prime rate, it being understood that such rate is merely a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. If the entire amount of any required Principal and/or interest is not paid within ten (10) days after the same is due, the Borrower shall pay to the Bank a late fee equal to five percent (5%) of the required payment, provided that such late fee shall be reduced to three percent (3%) of any required

Principal and interest that is not paid within fifteen (15) days of the date it is due if this note is secured by a mortgage on an owner-occupied residence of 1-4 units.

         Principal of this note shall be repaid by the Borrower to the Bank in 15 equal consecutive quarterly installments (each in an amount equal to 1/16th of the aggregate principal amount of 1998 Term Loans (as defined in the Letter Agreement) outstanding at the close of business on March 25, 1999), such installments to commence March 31, 1999 to continue thereafter on the last Business Day of each calendar quarter through and including September 30, 2002, plus a 16th and final payment due and payable on December 31, 2002, in an amount equal to all then remaining Principal of the 1998 Term Loans and all interest accrued but unpaid thereon.

         The Borrower may at any time and from time to time prepay all or any portion of any 1998 Term Loan (as defined in the Letter Agreement), but, as to Fixed Rate Loans (as defined in the Letter Agreement), only at the times and in the manner, and (under certain circumstances) with the additional payments, provided for in the Letter Agreement. Any prepayment of Principal, in whole or in part, will be without premium or penalty (but, in the case of Fixed Rate Loans, may require payment of additional amounts, as provided for in the Letter Agreement). Each Principal prepayment shall be accompanied by payment of all interest on the prepaid amount accrued but unpaid to the date of payment. Any partial prepayment of Principal will be applied against Principal installments in inverse order of normal maturity.

         Payments of both Principal and interest shall be made, in lawful currency of the United States in immediately available funds, at the office of the Bank located at One Federal Street, Boston, Massachusetts 02110, or at such other address as the Bank may from time to time designate.

         The undersigned Borrower irrevocably authorizes the Bank to make or cause to be made, on a schedule attached to this note or on the books of the Bank, at or following the time of making any 1998 Term Loan and of receiving any payment of Principal, an appropriate notation reflecting such transaction (including date, amount and maturity) and the then aggregate unpaid balance of Principal. Failure of the Bank to make any such notation shall not, however, affect any obligation of the Borrower hereunder or under the Letter Agreement. The unpaid Principal amount of this note, as recorded by the Bank from time to time on such schedule or on such books, shall constitute presumptive evidence of the aggregate unpaid principal amount of the 1998 Term Loans.

         The Borrower hereby (a) waives notice of and consents to any and all advances, settlements, compromises, favors and indulgences (including, without limitation, any extension or postponement of the time for payment), any and all receipts, substitutions, additions, exchanges and releases of collateral, and any and all additions, substitutions and releases of any person primarily or secondarily liable, (b) waives presentment, demand, notice, protest and all other demands and notices generally in connection with the delivery, acceptance, performance, default or enforcement of or under this note, and (c) agrees to pay, to the extent permitted by law, all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred or paid by the Bank in enforcing this note and any collateral or security therefor, all whether or not litigation is commenced.

         This note is the 1998 Term Note referred to in the Letter Agreement. This note is subject to prepayment as set forth in the Letter Agreement. This note is secured by, and is entitled to the benefit of, the Security Agreement (as defined in the Letter Agreement). The maturity of this note may be accelerated upon the occurrence of an Event of Default, as provided in the Letter Agreement.

         THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED ON THIS NOTE OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY RELATED DOCUMENTS OR OUT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PERSON. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ACCEPT THIS NOTE AND TO MAKE THE 1998 TERM LOANS AS CONTEMPLATED IN THE LETTER AGREEMENT.

         Executed, as an instrument under seal, as of the day and year first above written.




CORPORATE SEAL                              GENOME THERAPEUTICS CORP.

ATTEST:


/s/ David Chapin                             By: /s/ Fenel M. Eloi
----------------------------                    --------------------------------
Clerk: Ropes & Gray                             Name: Fenel M. Eloi
                                                Title: Senior VP, Treasurer, CFO